Exhibit 10.9(b)

FIRST AMENDMENT TO BUILDING LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS

This FIRST AMENDMENT TO BUILDING LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is dated as of

March 11, 2025 (the “Execution Date”), and effective as of February 9, 2025 (the “Effective Date”) and is between CHAPEL DRIVE EAST, LLC, a Delaware limited liability company, having an address at c/o Charles Street Partners, 1331 17th Street, Suite M-100, Denver, Colorado 80202 (together with its permitted successors and permitted assigns, “Borrower”), JASON POLLACK, an individual, having an address at 4408 West 34th Avenue, Denver, Colorado 80212, FRANK DELLAGLIO, an individual, having an address at 11 Stoney Brook Road, Sherborn, Massachusetts 01770 and ACRES REALTY FUNDING, INC., a Delaware corporation, having an address at 390 RXR Plaza, Uniondale, New York 11556 (whether one or more collectively referred to as “Guarantor”) and OCEANVIEW LIFE AND ANNUITY COMPANY, an Alabama corporation, having an office c/o Oceanview Asset Management, 142 West 57th Street, 3rd Floor, New York, New York 10019 (including any of its successors and assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and Lender entered into that certain Building Loan Agreement dated as of January 24, 2023 (collectively, as amended, the “Original Loan Agreement”), in connection with that certain loan (as amended, restated, modified, split, severed or reduced, the “Loan”) from Lender to Borrower in the maximum principal amount of up to FORTY-EIGHT MILLION AND NO/100 DOLLARS ($48,000,000.00);

WHEREAS, the initial Scheduled Maturity Date under the Original Loan Agreement occurred on February 9, 2025;

WHEREAS, pursuant to the terms of the Original Loan Agreement, the Borrower has the right pursuant to, and in accordance with Section 2.9 of the Original Loan Agreement, to extend the initial Scheduled Maturity Date to February 9, 2026 in connection with the first Extension Option;

WHEREAS, Borrower and Lender desire to bifurcate the first Extension Option into two separate extension options and two separate extension periods, the first of which shall extend the initial Scheduled Maturity Date to September 9, 2025 (such period, the “7 Month Extension Period”; such option, the “7 Month Extension Option”; and the initial Scheduled Maturity Date as extended by the 7 Month Extension Period, the “7 Month Extended Initial Maturity Date”) and the second of which, if such option is exercised in accordance with this Amendment, shall extend the 7 Month Extended Initial Maturity Date to February 9, 2026 (such period, the “5 Month Extension Period”; such option, the “5 Month Extension Option” and the 7 Month Extended Initial Maturity Date as extended by the 5 Month Extension Period, the “First Extended Maturity Date”).

WHEREAS, Borrower, Guarantor and Lender desire to amend certain provisions of the Original Loan Agreement and any references thereto in the other Loan Documents and

Borrower, Guarantor and Lender have agreed in the manner hereinafter set forth to modify the terms of the Original Loan Agreement and the other Loan Documents.

NOW, THEREFORE, in pursuance of such agreement and for good and valuable consideration, Borrower and Lender hereby agree as follows, effective as of the Effective Date:

ARTICLE I. AMENDMENTS TO LOAN AGREEMENT

1.
All of the above recitals are true and correct and incorporated herein by reference.

2.
Section 1.1 of the Original Loan Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

(a)
“First Amendment to Loan Agreement” shall mean that certain First Amendment to Building Loan Agreement and Omnibus Amendment to Loan Documents dated as of March 11, 2025 by and between Borrower, Lender and Guarantor.
(b)
“Interest Rate Cap Reserve Account” shall have the meaning set forth in Section 7.6 hereof.
(c)
“Interest Rate Cap Reserve Funds” shall have the meaning set forth in Section 7.6 hereof.
3.
The definition of “Reserve Accounts” in Section 1.1 of the Original Loan Agreement is hereby amended by adding “Interest Rate Cap Reserve Account” thereto.
4.
The definition of “Reserve Funds” in Section 1.1 of the Original Loan Agreement is hereby amended by adding “Interest Rate Cap Reserve Funds” thereto.
5.
The definition of “Strike Rate” is hereby deleted in its entirety and replaced with the following: “Strike Rate” shall mean (a) with respect to the Replacement Interest Rate Cap Agreement for the 7 Month Extension Period, two and ninety-two hundredths of one percent (2.92%) and (b) otherwise, four and twenty-five hundredths of one percent (4.25%).

6.
Section 7.6 of the Original Loan Agreement is deleted in its entirety and replaced with the following:

“7.6.1. Interest Rate Cap Reserve Funds. Commencing on the Payment Date occurring in March, 2025 and continuing through and including the Payment Date occurring in August, 2026, on each such Payment Date, Borrower will pay to Lender an amount equal to $8,000.00 to be applied toward the estimated cost of the extension of the Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement required to be purchased in connection with the exercise of the 5 Month Extension Option pursuant to Section 2.9 hereof, plus the cost of interest rate cap advisor fees required to be paid in connection with such purchase (such costs being hereinafter collectively called the “Replacement Interest Rate Cap Costs”). The Replacement Interest Rate Cap Costs shall be determined by Lender in its sole discretion taking into account, inter alia, sufficient funds to address potential interest rate environment fluctuations. Amounts so deposited shall hereinafter be referred to as the “Interest Rate Cap Reserve Funds”, and the account in which such amounts are held shall hereinafter be referred to as the “Interest Rate Cap Reserve Account”. If at any time Lender determines that the Interest Rate Cap Reserve Funds are not or will not be sufficient to pay the Replacement Interest Rate Cap Costs, Lender shall notify Borrower of such determination and within ten (10) days of such notice, Borrower shall make a True Up Payment with respect to such insufficiency into the Interest Rate Cap Reserve Account and/or increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to make up the deficiency.

7.6.2. Disbursements from Interest Rate Cap Reserve Account. Lender may disburse the Interest Rate Cap Reserve Funds directly to the Counterparty, or to any rate cap advisor, on account of the Replacement Interest Rate Cap Costs, and Borrower hereby authorizes any such disbursement. If the amount of Interest Rate Cap Reserve Funds on deposit in the Interest Rate Cap Reserve Account on the Payment Date occurring in August, 2025 is insufficient to pay the Replacement Interest Rate Cap Costs in connection with the 5-Month Extension Option, then within five (5) Business Days of request by Lender, Borrower shall deposit the shortfall amount (the “Interest Rate Cap Reserve Funds Shortfall Amount”) with Lender prior to the purchase of the extension of the Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement. If Lender determines that the Interest Rate Cap Reserve Funds are greater than the amount necessary to pay the Replacement Interest Rate Cap Costs, or if there are any Interest Rate Cap Reserve Funds remaining in the Interest Rate Cap Reserve Account after payment of all Replacement Interest Rate Cap Costs, then Lender in its discretion shall either (a) apply such excess Interest Rate Cap Reserve Funds to the Debt in such order and priority as determined by Lender or (b) deposit such excess Interest Rate Cap Reserve Funds into another Reserve Account. If Borrower has not fully timely satisfied the conditions required in connection with the exercise of the 5 Month Extension Option, Lender shall not be required to disburse the Interest Rate Cap Reserve Funds to Borrower, and instead, Lender may in its discretion either hold the Interest Rate Cap Reserve Funds as additional collateral for the Loan or apply the Interest Rate Cap Reserve Funds against the Debt in such order and priority as determined by Lender.”

7.
Section 2.9 of the Original Loan Agreement is hereby modified such that any reference to the first Extension Option or the first Extension Period is hereby deemed to refer to the 5 Month Extension Period, provided, that, Borrower shall not be required to pay an Extension Fee in connection with the exercise of the 5 Month Extension Option, it being acknowledged that such Extension Fee was paid in connection with this Amendment. For the avoidance of doubt, in order to exercise 5 Month Extension Option, Borrower shall be required to satisfy all conditions precedent to the exercise of the first Extension Option as set forth in the Original Loan Agreement (as modified by this Amendment), other than the payment of the Extension Fee.
8.
Section 2.20(d) of the Original Loan Agreement is hereby modified to add the following after the last sentence thereof. “In the event that Borrower has not requested all remaining Additional Advances by the date that is forty-five (45) days after the date of the First Amendment to Loan Agreement, Lender shall have the option, to be exercised in Lender’s sole and absolute discretion, to force-fund any remaining Additional Advances into an Account, to be held and disbursed by Lender upon satisfaction of any conditions precedent to disbursement of such funds as though they were Additional Advances in accordance with the terms of this Agreement (it being acknowledged that, from and after the date of such forced funding, such amounts shall be added to the Outstanding Principal Balance and accrue interest in accordance with this Agreement).”

ARTICLE II. INTENTIONALLY OMITTED

ARTICLE III. MISCELLANEOUS PROVISIONS

1.
Defined Terms. All capitalized terms set forth in this Amendment not defined herein shall have the meaning set forth in the Original Loan Agreement. The definitions of “Agreement” or “Loan Agreement” set forth in the Original Loan Agreement and in each Loan Document, respectively, are each hereby amended to include any and all amendments, replacements, restatements, supplements, assignments and modifications to the Loan Agreement, including, without limitation, this Amendment.

2.
Ratification. As amended by this Amendment, the Original Loan Agreement and all terms, covenants and provisions of the Loan Documents are ratified and confirmed and shall remain in full force and effect as first written.
3.
Representations and Warranties.

(a) Borrower hereby represents and warrants to Lender as of the date hereof as follows:

(i)
Borrower has the power and requisite authority to execute, deliver and perform its obligations under this Amendment and is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform its obligations under this Amendment.
(ii)
This Amendment constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and general principles of equity.
(iii)
The Mortgage remains a valid, first priority lien on the Property, subject only to Permitted Encumbrances. Other than Permitted Encumbrances, there are no liens of any kind covering or relating to the Property, nor are there any mechanics’ liens or liens for unpaid taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received.

(iv)
There are no defenses, set offs or rights of defense, set-off or counterclaim, whether legal, equitable or otherwise, to the obligations of Borrower evidenced by or set forth in the Loan Documents.
(v)
No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby which consent has not been obtained.
(vi)
The representations and warranties made by Borrower in Section 3.1 of the Original Loan Agreement are true and complete in all material respects on and as of the date hereof.
(vii)
To Borrower’s knowledge, no Default or Event of Default has occurred and is continuing under any of the Loan Documents as of the date hereof that will not be remedied by this Amendment.

(b) Each Guarantor hereby represents and warrants, for itself only and not with respect to each other Guarantor, to the Lender as of the date hereof as follows:

(i)
Intentionally omitted.
(ii)
This Amendment reaffirms Guarantor’s existing obligations under the Loan Documents and does not operate to reduce or discharge Guarantor’s obligations under the Loan Documents in any respect.
(iii)
There are no defenses, set offs or rights of defense, set-off or counterclaim, whether legal, equitable or otherwise, to the obligations of Guarantor evidenced by or set forth in the Loan Documents.
(iv)
The representations and warranties made by Guarantor in the Guaranty are true and complete in all material respects on and as of the date hereof.
(v)
No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Guarantor of this Amendment, which consent has not been obtained.
4.
Conditions. This Amendment shall be of no force and effect until each of the following conditions has been met to the complete satisfaction of Lender. Prior to or concurrently with the execution of this Amendment (the “Transaction”), the following conditions shall be satisfied: (a) Borrower shall be in good standing under the jurisdictions in which it is organized, and any other jurisdiction in which it does business as of the date of this Amendment, (b) Borrower shall have paid the Extension Fee equal to $240,000.00, (c) Borrower shall have delivered to Lender a Replacement Interest Rate Cap Agreement which shall be effective commencing on the first day of the Interest Period immediately following the date of this Amendment (notwithstanding anything to the contrary in

Section 2.9(p) of the Loan Agreement) and shall have a maturity date not earlier than the last day of the Interest Period within which the 7 Month Extension Period expires, and (d) Borrower shall have paid all fees and expenses as set forth in Section 10 hereof.
5.
Extension of Maturity Date. Upon the execution and delivery of this Amendment and the satisfaction of the conditions set forth herein, Lender hereby acknowledges that the Scheduled Maturity Date of the Loan is hereby extended to September 9, 2025, and as of the Effective Date, Lender hereby forever waives any default or Event of Default in connection with Borrower’s failure to repay the Debt in full as of the Scheduled Maturity Date set forth in the Original Loan Agreement.
6.
Post-Closing Obligations. Borrower shall, by a date that is no later than (a) ten (10) Business Days after the Execution Date, deliver to Lender a new Collateral Assignment of Interest Rate Cap Agreement acceptable to Lender in connection with the Replacement Interest Rate Cap Agreement referred to in Section 4(c) above, (b) sixty-days (60) after the Execution Date, deliver to Lender completed and executed AIA Forms G-704 and G706 with respect to the Project, and (c) forty-five (45) days after the Execution Date, delivered all documentation to Lender in order to evidence that Completion has occurred (other than the delivery of the “as-built” drawings and the Final Survey).
7.
Release of Lender. Borrower and Guarantor each hereby release and discharge Lender and its Affiliates (and all participants, sub-participants and other direct or indirect owners of beneficial interests in the Loan) and each of the foregoing Person’s heirs, executors, administrators, past, present and future predecessors, successors, assigns, subsidiaries, parent entities, officers, directors, members, managers, affiliates, trustees, partners, owners, principals, shareholders, stockholders, agents, attorneys, insurers and employees and anyone claiming by, through or under any one of them and their respective heirs, executors, administrators, successors and assigns, in any of their respective capacities whether as holders, directly or indirectly, of interests (including beneficial interests) in the Loan or as parties to one or more of the Loan Documents or as loan servicers or otherwise (each, a “Lender Party”) from any and all claims, including, without limitation, any counterclaims, demands, obligations, liabilities, indebtedness, suits, promises, duties, damages, defenses, offsets, causes of action, choses in action, rights of indemnity or liability, acts, omissions, misfeasance, malfeasance, sums of money, losses, accounts, compensation, controversies, judgments, costs and expenses (including reasonable, out-of-pocket attorneys’ fees) of whatever type, kind or nature, whether at law, in equity or otherwise, directly or indirectly, existing or arising, or which could, might or may be claimed to exist or arise, from the beginning of the world to the date of this Amendment, in any manner based upon, relating to, in connection with, or otherwise arising out of, the Loan, the Loan Documents or any other documentation executed in connection therewith, of whatever kind or nature whatsoever, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, and whether at law, in equity or otherwise (collectively, “Claims”) that Borrower or Guarantor may have against any Lender Party, including, without limitation, all Claims alleging violations of applicable laws or regulations, lender liability claims, breach of contract, common law fraud or deceit, breach of fiduciary duty, negligence, tort or any other theory, based upon, arising from, relating to or in connection with, directly or indirectly, all discussions and negotiations, including, without limitation, the conduct of any Lender Party related to the Loan, the Loan Documents or any other documentation executed in connection therewith (including, without limitation, this Amendment and the other documents and instruments executed and/or delivered in connection herewith and the negotiation hereof and thereof), each to the extent permitted by applicable laws, and except to the extent that any such liability expressly survives pursuant to the terms of the applicable Loan Documents; and provided, however, that notwithstanding anything contained herein to the contrary, the release by the Borrower and Guarantor as set forth in this Section 7 shall only apply to events, circumstances or states of facts which arose, occurred or existed prior to the date of this Amendment, regardless of whether the effects, economic, financial or otherwise, of the subject matter of such Claims became apparent prior to, contemporaneously with or subsequent to the date of this Amendment.

8.
Amendment as a Loan Document. This Amendment shall constitute a Loan Document and as such, the provisions of Article 8 of the Loan Agreement apply in the event of any breach by Borrower or Guarantor of its representations and warranties or covenants contained in this Amendment.

9.
Affirmation of Guaranties and Indemnities. Neither (a) that certain Guaranty Agreement dated as of January 24, 2023 made by Guarantor for the benefit of Lender (the “Guaranty”), (b) that certain Completion Guaranty dated as of January 24, 2023 (the “Completion Guaranty”), (c) that certain Carry Guaranty dated as of January 24, 2023 (the “Carry Guaranty”) nor (d) that certain Environmental Indemnity Agreement dated as of January 24, 2023, from Borrower and Guarantor to Lender (the “Environmental Indemnity”), shall be released, diminished, impaired, reduced or adversely affected by this Amendment. Guarantor’s execution of this Amendment shall evidence Guarantor’s consent to its terms, and Guarantor hereby ratifies and confirms that all obligations under the Guaranty, the Completion

Guaranty, the Carry Guaranty and Environmental Indemnity shall remain in full force and effect.

10.
Payments, Fees and Expenses. This Amendment shall be of no force and effect until Borrower shall have paid, or caused to be paid all costs and expenses incident to the preparation and the consummation of the transactions contemplated hereby, including Lender’s reasonable legal fees, and all other reasonable fees and costs incident to the preparation and execution of this Amendment as evidenced by an invoice or invoices provided to Borrower by the Lender and their respective counsel upon the closing of the Transaction.

11.
No Waiver by Lender. Except as expressly set forth herein, nothing contained herein shall be deemed a waiver of any of Lender’s rights or remedies under any of the Loan Documents, or under applicable law.

12.
Partial Invalidity. Any provision of this Amendment held to be illegal,

invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective only to the extent of such illegality, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provision hereof or thereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction.

13.
Entire Agreement. This Amendment and the documents contemplated to be executed herewith constitute the entire agreement among the parties hereto with respect to the subject matter of this Amendment. The Amendment supersedes all prior negotiations between Lender, Borrower, Guarantor and the other parties hereto regarding the Transaction. This Amendment may only be amended, revised, waived, discharged, released or terminated by a written instrument executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination of this Amendment which is not in writing and signed by the parties shall not be effective as to any party.

14.
Construction. Each party hereto acknowledges that it has participated in the negotiation of this Amendment and that no provision shall be construed against or interpreted to the disadvantage of any party. Each of the parties has had sufficient time to review this Amendment, have been represented by legal counsel at all times, have entered into this Amendment voluntarily and without fraud, duress, undue influence or coercion of any kind. No representations or warranties have been made by Lender to any party except as set forth in this Amendment.

15.
Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or in electronic (i.e., “pdf”) format shall be effective as delivery of a manually executed counterpart original of this Amendment.

16.
Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon Borrower, Guarantor and Lender and their respective successors and assigns.

17.
Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

18.
Exculpation. The provisions of Section 10.7 of the Original Loan Agreement are incorporated into this Amendment by reference, as if fully set forth herein.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written and effective as of the Effective Date.

BORROWER:

CHAPEL DRIVE EAST, LLC, a Delaware limited liability company

By: /s/ Jason Pollack
Name: Jason Pollack
Title: Authorized Signatory

GUARANTOR:

/s/ Jason Pollack
JASON POLLACK, an individual

/s/ Frank Dellaglio
FRANK DELLAGLIO, an individual

ACRES REALTY FUNDING, INC., a Delaware corporation

By: /s/ Jaclyn Jesberger

Name: Jaclyn Jesberger

Title: Vice President

[Signatures continue on following page.]

LENDER:

OCEANVIEW LIFE AND ANNUITY COMPANY, an Alabama corporation

By: /s/ Marnie Adams

Name: Marnie Adams

Title: Authorized Signatory